Exhibit 5
                                                                      ---------

           Opinion (including consent) of McDermott, Will & Emery



February 18, 1997



Meredith Corporation
1716 Locust Street
Des Moines, Iowa 50309-3023


      RE: 2,475,000 Shares of Common Stock (par value $1) for the Meredith Corporation 1996 Stock Incentive Plan and the Meredith Corporation 1993 Stock Option Plan for Non-Employee Directors (the "Plans")

Gentlemen:

We have acted as counsel for Meredith Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,475,000 shares of the Company's Common Stock, par value $1 (the "Common Stock"), which may be purchased pursuant to the Plans.

We have examined or considered:

1.  A copy of the Company's Restated Articles of Incorporation.

2.  The Restated By-Laws of the Company.

3. Telephonic confirmation of the Secretary of State of Iowa, as of a recent date, as to the good standing of the Company in that state.

4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

5.  Copies of the Plans.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

(b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plans have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.


We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                  Very truly yours,



                                  /s/ McDermott, Will & Emery
                                  ---------------------------
                                    McDermott, Will & Emery





















                                     - 2 -